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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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interWAVE Communications International, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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interWAVE COMMUNICATIONS INTERNATIONAL, LTD.
Clarendon House, 2 Church Street
Hamilton, HM DX, Bermuda

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held December 6, 2001

To the Shareholders:

    The Annual Meeting of Shareholders (the "Annual Meeting") of interWAVE Communications International, Ltd. (the "Company") will be held at The Commons, 302 Constitution Drive, Menlo Park, California, on Thursday, December 6, 2001, at 10:00 a.m. local time for the following purposes:

  1.
  To elect two Class II directors of the Board of Directors to serve until the 2004 Annual Meeting or until their successors have been duly elected and qualified;

  2.
  To approve director's compensation;

  3.
  To amend the 1999 Employee Stock Purchase Plan to add an additional 500,000 shares of common stock to the shares reserved for issuance under the Plan and to increase the number of shares added annually to the Plan to one percent of the outstanding shares of the company;

  4.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement.

    Only shareholders of record at the close of business on October 10, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the office of the Company's subsidiary, interWAVE Communications, Inc. at 312 Constitution Drive, Building I, Menlo Park, California 94025, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Priscilla M. Lu, Ph.D. Chairman of the Board and Chief Executive Officer
Menlo Park, California October 15, 2001

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS MAY VOTE VIA WRITTEN PROXY AS IS DESCRIBED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

interWAVE COMMUNICATIONS INTERNATIONAL, LTD.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of interWAVE Communications International, Ltd., a Bermuda corporation (the "Company"), for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Commons, 302 Constitution Drive, Menlo Park, California, on Thursday, December 6, 2001, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders on or about October 24, 2001.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    The Company's Common Shares are the only type of security entitled to vote at the Annual Meeting. On October 10, 2001, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were approximately 55,673,897 common shares outstanding. Each shareholder of record on October 10, 2001 is entitled to one vote for each common shares held by such shareholder on October 10, 2001. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

    The Company's bylaws provide that the holders of a majority of the Company's common shares issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Voting

    Shareholders may vote by written proxy or in person at the meeting. Specific instructions to be followed by any shareholder interested in voting via mail are set forth on the enclosed proxy card.

Votes Required

    Proposal 1.  Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

    Proposal 2.  Approval of director's compensation requires the affirmative vote of a majority of votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as having been present with respect to, or as having been voted on, the proposal.

    Proposal 3.  Approval of an amendment to the 1999 Employee Stock Purchase Plan requires the affirmative vote of a majority of votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Broker non-votes will not be counted as having been present with respect to, or as having been voted on, the proposal.

    Proposal 4.  Ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors as set forth in Proposal 1, FOR Proposals 2, 3, and 4, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at the Company's request, a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of September 30, 2001, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the Annual Meeting in 2004 or until their successors have been duly elected and qualified.

Nominees	Age	Positions and Offices Held
Dr. Nien Dak Sze (1)	54	Chairman, AER, Inc.
William E. Gibson (2)	61	Managing Partner, Crossroads Venture Capital LLC

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

    Dr. Nien Dak Sze has served as a director of our company since May 2001. Dr. Sze is currently chairman of Atmospheric and Environmental Research Inc. ("AER"), a company he founded in 1977. AER is a leading research and consulting firm specializing in atmospheric, space and environmental science and technology. Since 1999, Dr. Sze has been project manager and coordinator of Project 2022, a major regional study on Hong Kong/Pearl River Delta's environment, infrastructures and urban planning aimed at enhancing the region's competitive advantages. From 1997 to 2000, Dr. Sze was a board member on Atmospheric Sciences and Climate for the US National Academy of Sciences and US National Research Council. From 1995 to 1998, Dr. Sze was a Science and Technical Advisor of the State Environmental Protection Agency of the People's Republic of China. Dr. Sze holds a Ph.D. in Applied Mathematics from Harvard University and a B.S. in Engineering Sciences from Purdue University.

    William E. Gibson has served as a director of our company since June 2001. Mr. Gibson is currently Managing Partner of Crossroads Venture Capital LLC. Mr. Gibson was a co-founder of Wireless, Inc. ("Wireless") and served as Chairman of the Board of Directors of Wireless since its inception in May 1997 until its acquisition by interWAVE in June 2001. Prior to October 1999, Mr. Gibson also served as the President and Chief Executive Officer of Wireless. Mr. Gibson is the founder and has served as Managing Member of Crossroads Venture Capital LLC, a private equity fund, since its inception in October 1996 and serves as Managing Partner of several private equity funds of which Crossroads Venture Capital LLC is the General Partner. Since June 1995, Mr. Gibson has served as President and Chief Executive Officer of Pu'u'ala Corporation, a certified organic farm and ranch located in Hawaii. Mr. Gibson was a founder of Digital Microwave Corporation, a manufacturer of high-frequency digital microwave radios, and served as its President and Chief Executive Officer from 1984 through 1991 and as President of DMC Telecom International from August 1991 until June 1995. Previously, Mr. Gibson held various management positions at the Farinon division of Harris Corporation, a manufacturer of digital microwave radios, including Vice President and General Manager. He also serves on the Board of Directors of Mobicom Corporation, a designer of GSM cellular telephone handsets, Momentum Laser, Inc., a manufacturer of laser-based construction tools and Oncologic, Inc., a biotechnology company focusing on the development of a cancer detection and therapy process. Mr. Gibson holds a M.B.A. and a B.S. in Engineering from the College of Notre Dame.

Other Board Members whose terms continue beyond the 2001 annual meeting:

Director's Whose Terms Continue	Age	Position and Offices Held
Dr. Priscilla M. Lu	49	Chief Executive Officer and Chairman of the Board
Dr. Denny R. S. Ko (1)	61	Managing General Partner, DynaFund Ventures
Dr. Andrew C. Wang (1)(2)	63	Chairman, Industrial Technology Investment Corporation
Thomas R. Gibian (1)	48	Managing Director, Emerging Markets Partnership AIG

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

Until the annual meeting in 2002:

    Dr. Priscilla M. Lu founded our company in 1994 and has served as our Chief Executive Officer and Chairman of the Board from our inception and as President from June 1994 to August 1999. From 1992 to 1994, Dr. Lu was Vice President and General Manager of the Network Systems Division at Network Equipment Technologies, a wide-area network equipment provider. From June 1976 to December 1991, Dr. Lu worked for AT&T Bell Laboratories, a unit of AT&T that is now Lucent Technologies, where she served as Business Unit Managing Director of the Imaging and Multimedia Business Group and held other management positions. Dr. Lu serves on the Dean's Advisory Board of California State University San Francisco and the Dean's Advisory Board of the School of Engineering of Northwestern University. Dr. Lu holds numerous patents in telecommunications and networking. Dr. Lu holds a B.S. and M.S. in Computer Science and Mathematics from the University of Wisconsin and a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

    Dr. Denny R. S. Ko has served as a member of our board of directors since June 2001. Since August 1997, Dr. Ko has been the Managing General Partner of DynaFund Ventures, a private equity fund that focuses on Internet, software, communications, electronics, photonics and related fields. From October 1976 to May 2000, he served as the Chairman and Chief Executive Officer of Dynamics Technology. Dr. Ko holds a Ph.D. in Aeronautics & Applied Math from the California Institute of Technology, a M.S. in Aeronautical Sciences from the University of California, Berkeley and a B.S. in Mechanical Engineering from National Taiwan University.

Until the annual meeting in 2003:

    Dr. Andrew C. Wang has served as a director of our company since 1994. Dr. Wang has been Chairman of Industrial Technology Investment Corporation, a venture capital firm, since 1989. Dr. Wang was Chairman of Taiwan Mask Corporation, a semiconductor manufacturer, from 1989 to 2000. From 1992 to 1997, Dr. Wang was President and Chief Executive Officer of Optical Microwave Network, Inc., a microwave component company. From 1994 to 1997, Dr. Wang was Chairman and Chief Executive Officer of Mobile Telesystems, Inc., a satellite communications company. Dr. Wang holds a B.S. in Electrical Engineering from the National Taiwan University, a M.S. in Electrical Engineering from the University of California, Berkeley, and a Ph.D. in Electrical Engineering from Stanford University.

    Thomas R. Gibian has served as a director of our company since May 2000. Mr. Gibian has been a Managing Director for Emerging Markets Partnership (EMP) and Chief Operating Officer for the

American International Group (AIG) African Infrastructure Fund since 1995. From 1987 to 1995, Mr. Gibian was employed by Goldman Sachs Limited as an Executive Director and co-head of structured finance for the Asia-Pacific Region. Mr. Gibian is a director of Ashanti Goldfields Ltd. (NYSE: ASL). He holds a B.A. from the College of Wooster in Wooster, Ohio, and an M.B.A. from the Wharton School of Finance, University of Pennsylvania.

Board of Directors Meetings and Committees

    During the fiscal year ended June 30, 2001, the Board of Directors held ten meetings and acted twice by written consent in lieu of a meeting. For the fiscal year, each of the Company's present directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

    The Audit Committee was created in December 1998. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Dr. Andrew C. Wang, Thomas R. Gibian and William E. Gibson. During the fiscal year ended June 30, 2001, the Audit Committee of the Board of Directors held four meetings.

    The Compensation Committee was created in June 1996. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and approves option grants to all employees under the 1994 and 1999 Stock Option Plans and the 2001 Supplemental Stock Option Plan. The members of the Compensation Committee are Dr. Wang, Dr. Sze and Dr. Ko. During the fiscal year ended June 30, 2001, the Compensation Committee of the Board of Directors held ten meetings.

Compensation of Directors

    Directors of the Company receive grants of stock options. Directors receive compensation of $10,000 per year, $1,000 per meeting attended and $500 per telephone meeting for services provided as a director. The Company also pays compensation of $1,000 per meeting attended and $500 per telephone meeting for committee participation that is not in connection with a meeting of the Board. The Company does not pay for special assignments of the Board of Directors. Non-employee directors are eligible to receive options under the Company's 1999 Directors Option Plan ("Directors Plan"). Each individual who first joins the Company's Board of Directors as a non-employee director after the effective date of the Company's initial public offering will receive at that time an option for 50,000 Company common shares. In addition, at each of the Company's annual shareholders' meetings, beginning in 2001, each non-employee director who will continue to be a director after that meeting will automatically be granted at that meeting an option for 10,000 common shares which will vest one-twelfth per month following the date of grant. However, any non-employee director who receives an option for 50,000 shares under this Directors Plan will first become eligible to receive the annual option for 10,000 shares at the annual meeting that occurs during the calendar year following the year in which he received the option for 50,000 shares. Directors are further eligible for stock option grants in the discretion of the Compensation Committee. Directors' initial grant shares vest monthly over four years from the date of appointment to the Board.

    In May 2001, the Company granted an option to purchase 50,000 shares at an exercise price of $0.90 per share to Dr. Sze. In July 2001, the Company granted an option to purchase 50,000 shares at an exercise price of $0.89 per share to Mr. Gibson and Dr. Ko. In September 2001, the Company granted an option to purchase 25,000 shares at an exercise price of $0.79 per share to Dr. Wang and Mr. Gibian.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

PROPOSAL NO. 2

APPROVAL OF DIRECTOR'S COMPENSATION

    In May 2001 the Compensation Committee approved director's compensation of $10,000 per year, paid at $2,500 per quarter at the beginning of each quarter, $1,000 per meeting attended and $500 per meeting attended by telephone for services provided as a director. The Compensation Committee also approved compensation of $1,000 per meeting and $500 per telephone meeting for committee participation that is not in connection with a meeting of the Board. Proposal No. 2 requests shareholder approval of the director's compensation.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR'S COMPENSATION DESCRIBED HEREIN.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    Section 13(a) of the Employee Stock Purchase Plan (the "ESPP"), as adopted by the Board in September 1999 and approved by the shareholders in January 2000, currently reads as follows:

  "Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, plus an annual increase to be added on the first day of each of the Company's fiscal years during the term of this Plan beginning in fiscal year 2000 equal to the lesser of (i) 200,000 shares, (ii) 0.5% of the outstanding shares on such date, or (iii) an amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable."

    The employees of the Company subscribed to more shares than were available for the April 30, 2001 ESPP purchase. The 314,000 shares available were prorated and the employees did not receive all of the shares they had subscribed for. The shares currently available in the ESPP are the 200,000 shares provided from the annual addition on the first day of fiscal year 2002. Management estimates that about 50,000 shares will remain to be issued under the ESPP after the October 2001 purchase. The purchase price per share for the October 31, 2001 purchase will be the lower of $1.16 per share or 85% of the fair market value of the common stock on October 31, 2001.

    Management estimates that the employees of the company may subscribe for 1.5 million shares of stock during the next two years in the ESPP. To provide a sufficient number of shares to meet the demand, and to provide an incentive for employees that enroll in the Plan, the addition of 500,000 shares to the shares reserved for issuance under the Plan will ensure that the expectations of employees to purchase stock under the Plan will not be disappointed.

    In addition, an increase in the number of shares added annually to a minimum of one percent of the shares outstanding will provide an incentive for employees, and will not disappoint employee expectations, by providing a sufficient number of shares to substantially meet the expected demand for shares. Currently 55,673,897 shares are outstanding as of October 10, 2001, so that currently one percent of the outstanding shares would be 557,000 shares added annually, instead of the current maximum annual addition of 200,000 shares.

    To add 500,000 shares to the shares reserved for issuance under the ESPP and to increase the maximum annual addition to one percent of the shares outstanding, Proposal No. 3 seeks approval of an amendment to Section 13(a) of the ESPP to read as follows:

  "Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,200,000 shares, plus an annual increase to be added on the first day of each of the Company's fiscal years during the term of this Plan beginning in fiscal year 2003 equal to the lesser of (i) one percent (1%) of the outstanding shares on such date or (ii) an amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable."

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN DESCRIBED HEREIN.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITORS

    The Company is asking the shareholders to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

    In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

Executive Officers

    The following table sets forth certain information regarding our executive officers as of September 30, 2001:

Name	Age	Position
Dr. Priscilla M. Lu	49	Chief Executive Officer and Chairman of the Board
Ian V. Sugarbroad	55	President
Cal R. Hoagland	45	Chief Financial Officer
Robert Nakata	42	Vice President of Worldwide Engineering
William T. Carlin	47	Vice President of Global Sales and Customer Service
Frank Seto	45	Vice President of Operations

    Dr. Priscilla M. Lu founded our company in 1994 and has served as our Chief Executive Officer and Chairman of the Board since June 1999 and as President from June 1994 to August 1999. From 1992 to 1994, Dr. Lu was Vice President and General Manager of the Network Systems Division at Network Equipment Technologies, a wide-area network equipment provider. From June 1976 to December 1991, Dr. Lu worked for AT&T Bell Laboratories, a unit of AT&T that is now Lucent Technologies, where she served as Business Unit Managing Director of the Imaging and Multimedia Business Group and held other management positions. Dr. Lu holds numerous patents in telecommunications and networking. Dr. Lu holds a B.S. and M.S. in Computer Science and Mathematics from the University of Wisconsin and a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

    Ian V. Sugarbroad has served as our President since September 1999. From 1976 to August 1999, Mr. Sugarbroad worked for Nortel Networks, a telecommunications equipment company. From January 1998 to August 1999, Mr. Sugarbroad was Vice President of Business Development, GSM Solutions, located in Paris, France. From November 1996 to December 1997, Mr. Sugarbroad was Vice President and General Manager of Nortel Networks wireless terminals business in Dallas, Texas. Mr. Sugarbroad holds a B.Sc. in Physics from the University of London, a M.Sc. in Physics and a M.B.A. from the University of Western Ontario.

    Cal R. Hoagland has served as our Chief Financial Officer since joining the Company in August 2001. Mr. Hoagland was previously Treasurer at Persistence Software, a caching software company, from March 1999 to June 2001. From July 1998 to March 1999, he was Chief Financial Officer for Phasecom, a cable modem company. Mr. Hoagland was Chief Financial Officer for Accom, a video caching company, from July 1997 to July 1998. Mr. Hoagland was previously Corporate Controller for ADAC Laboratories, a medical imaging equipment company, from April 1995 to May 1997. Mr. Hoagland was also a former Audit Manager with Coopers & Lybrand, now PricewaterhouseCoopers. He is a member of the Financial Executives Institute and a Certified Public Accountant. Mr. Hoagland holds a B.S. in Business Administration from San Jose State University.

    Robert Nakata has served as our Vice President of Worldwide Engineering since January 2001. From May 1997 to December 2000, Mr. Nakata was Senior Vice President of Engineering and Operations at GWcom, a developer of packet radio networks and handhelds for wireless Internet access. He led the wireless local loop technology development team for AT&T Wireless while Program Director at Radix Technologies from 1995 to 1997. Mr. Nakata also served as a captain in the U.S. Air Force from 1981 to 1988. He earned his B.S. in Electrical Engineering and M.S. in Electrical Engineering and Computer Science from MIT.

    William T. Carlin has served as our Vice President of Global Sales and Customer Service since July 2001. From October 2000 to July 2001, Mr. Carlin was founder and managing director of Terrapin Broadband Inc. From May 1999 to July 2000, Mr. Carlin was Vice President and General Manager of Satellite Products with Adaptive Broadband. From February 1998 to April 1999, Mr. Carlin was Senior Vice President of Sales and Marketing with STM Wireless Inc., and from March 1992 to February 1998 he was Assistant Vice President with Hughes Network Systems International. Mr. Carlin holds a B.A. from Syracuse University and a Masters of International Business Studies (M.I.B.S.) from the University of South Carolina.

    Frank Seto has served as our Vice President of Operations since October 1999. From July 1998 until October 1999, Mr. Seto was Director of Global Operations Finance at Lucent Technologies, a telecommunications equipment company. From August 1986 until July 1998, Mr. Seto was Manufacturing Operations Controller and Divisional Controller at 3Com Corporation, an electronics equipment manufacturer. Mr. Seto holds a B.S. in Business Administration from the University of California, Berkeley and a M.B.A. from Golden Gate University.

STOCK OWNERSHIP

    Set forth below is the number of common shares, the only outstanding voting shares of the Company, beneficially owned as of September 11, 2001 by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere is this Proxy Statement (the "Named Officers"), all directors and executive officers of the Company as a group, and each holder of 5% or more of the outstanding Common Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Nortel Networks Corporation (a)	7,998,868	13.59%
Priscilla M. Lu (b)(m)	3,713,024	6.31%
William E. Gibson (c)(m)	1,101,190	1.87%
Denny Ko (d)(m)	751,566	1.28%
Thomas W. Hubbs (e)(m)	422,490	*
Denis A. Cote (f)(m)	261,856	*
Frank Seto (g)(m)	215,286	*
Ian V. Sugarbroad (h)(m)	201,746	*
Arthur Yeung (i)(m)	87,563	*
Nien Dak Sze (j)(m)	81,940	*
Andrew Wang (k)(m)	60,520	*
Thomas Gibian (l)(m)	113,725	*
All directors and executive officers of the Company as a group (14 persons, including the foregoing) (m)	7,025,406	11.93%

*
Less than one percent

(a)
Nortel Networks Corporation, a Canadian Corporation, 2201 Lakeside Blvd, Richardson TX 75082-4305. Attn: Robert Fishman. Includes warrants to purchase 2,500,001 common shares which expire March 2004.

(b)
Includes 45,833 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001 and warrants to purchase 50,000 shares. Includes 2 million shares held by Best Ventures. Includes 80,000 shares held by Douglas Lu-Hill Irrevocable Trust; 80,000 shares held by Olivia Lu-Hill Irrevocable Trust; and 80,000 shares held by Felicity Lu-Hill Irrevocable Trust. Dr. Lu disclaims beneficial ownership of these shares.

(c)
Includes 5,208 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001. Includes 132,301 shares held by Crossroads Venture Capital L.L.C., 6,542 shares held by a trust for Mr. Gibson's grandson, 47,062 shares held by a charitable remainder trust, 426,912 shares held by Crossroads Venture Investors II L.P., 118,233 shares held by Crossroads Venture Investors III L.P., 170,765 shares held by Crossroads Venture Investors VI L.P., and 133,928 shares held by Crossroads Venture Investors VII L.P. Mr. Gibson disclaims beneficial ownership of these shares.

(d)
Includes 5,208 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001. Includes 497,371 shares held by Dynamics Technology Inc., 142,672 shares held by Dynatec Capital, L.L.C., 62,042 shares held by Dynafund International, L.P. and 52,783 shares held by Dynafund, L.P. Dr. Ko disclaims beneficial ownership of these shares.

(e)
Includes 235,001 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001. Includes 26,449 shares held by Voleas, Ltd. and warrants held by Voleas, Ltd. to purchase 4,500 shares. Includes 832 shares and warrants to purchase 2,500 shares held by

  Thomas Hubbs C/F Cynthia Hubbs UTMA/CA and 832 shares and warrants to purchase 2,500 shares held by Thomas Hubbs C/F Bryna Hubbs UTMA/CA. Mr. Hubbs disclaims beneficial ownership of these shares.

(f)
Includes 131,491 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001

(g)
Includes 9,167 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001

(h)
Includes 200,833 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001

(i)
Includes 5,313 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001

(j)
Includes 5,208 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001 and warrants to purchase 12,500 common shares.

(k)
Includes 50,520 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001

(l)
Includes 17,187 shares issuable upon exercise of an option exercisable within 60 days of September 11, 2001, and warrants to purchase 15,000 common shares.

(m)
Dr. Lu is Chairman and Chief Executive Officer (a Named Officer) and a director of the Company. Messrs. Seto and Sugarbroad are Named Officers of the Company. Messrs. Hubbs, Sugarbroad, Cote and Yeung are Named Officers in the Summary Compensation Table. Messrs. Hubbs and Cote are no longer officers of the Company as of September 30, 2001. Mr. Hubbs has retired and is a Special Advisor to the Board of the Company. Messrs. Gibian, Gibson, Ko, Sze, and Wang are directors of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding common shares ("Section 16 Insider") are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common shares. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the common shares and their common shares holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders, except that Arthur Yeung filed a Form 4 reporting a purchase of common stock four days late, Michael Fitzgerald filed a Form 3 reporting initial stock ownership one month late, Nien Dak Sze filed a Form 3 reporting initial stock ownership eleven days late, Andrew Wang filed a Form 4 reporting a purchase of common stock 28 days late, Robert Nakata filed a Form 4 reporting a purchase of common stock 21 days late, William E. Gibson and Denny Ko filed a Form 3 reporting initial stock ownership 15 days late.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

    The following table presents information about compensation paid by the Company in fiscal 2001 for services by the Company's chief executive officer and the Company's four other highest-paid executive officers whose total salary and bonus for the fiscal year exceeded $100,000:

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Other Annual Compensation($)		Number of Securities Underlying Options (#)
	Year	Salary($)	Bonus($)
Priscilla M. Lu Chairman of the Board & Chief Executive Officer	2001 2000 1999	277,692 265,289 200,000	6,060 66,098 —	— 14,097 21,443	(1) (1)	200,000 — —	(2)
Ian V. Sugarbroad President	2001 2000	270,866 209,615	2,424 41,511	— 26,000	(4)	80,000 500,000
Thomas W. Hubbs Executive Vice President, Chief Financial Officer	2001 2000 1999	270,048 271,319 210,600	4,727 118,658 —	— — —		100,000 100,000 185,000
Arthur B.K. Yeung Managing Director, Asia-Pacific	2001 2000 1999	214,324 258,200 251,375	— 49,872 8,824	8,462 35,487 —	(3) (3)	70,000 — —
Denis Cote Vice President, Worldwide Sales	2001 2000 1999	199,270 169,904 132,367	— — 30,000	47,000 101,461 —	(3) (3)	30,000 — 180,000

(1)
Amounts represent reimbursement for home and child care expenses for Dr. Lu.

(2)
During fiscal 2000, no options or stock appreciation rights were granted to the Company's chief executive officer.

(3)
Represents sales commissions paid to Messrs. Cote and Yeung.

(4)
Re-location expenses reimbursed to Mr. Sugarbroad.

Option Grants During Fiscal Year 2001

    The following table sets forth information with respect to stock options granted during fiscal 2001 to the chief executive officer and the other highest-paid executive officers whose total salary and bonus for the fiscal year exceeded $100,000. During 2001, options to purchase 5.3 million common shares were granted to employees at a weighted average exercise price of $5.12.

	Individual Grants
				Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
						Value of Option Grant at the Offering Price
Name		Exercise Price Per Share	Expiration Date
				5%	10%
Priscilla M. Lu	200,000	$4.1875	11/15/10	$526,700	$1,334,759	$837,500
Ian V. Sugarbroad	80,000	4.1875	11/15/10	210,680	533,904	335,000
Thomas W. Hubbs	100,000	4.1875	11/15/10	263,350	667,379	418,750
Denis Cote	30,000	4.1875	11/15/10	79,005	200,214	125,625
Arthur B.K. Yeung	40,000	4.1875	11/15/10	105,340	266,952	167,500
	30,000	13.6875	07/05/10	258,240	654,431	410,625

    In accordance with the rules of the SEC, the above shows the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of share price appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future share price. Actual gains, if any, on option exercises will depend on the future performance of our common shares.

Aggregated Option Exercises in Last Fiscal Year, and Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In the Money Options At FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized($)
			Exercisable/Unexercisable		Exercisable/Unexercisable (1)
Priscilla M. Lu	—	—	29,165	170,835	—	—
Thomas W. Hubbs	29,166	212,912	218,333	137,501	10,188	2,604
Arthur B.K. Yeung	—	—	76,309	77,191	—	—
Denis Cote	—	—	94,361	148,140	708	875
Ian V. Sugarbroad	—	—	142,917	437,083	6,563	18,488

(1)
The amount set forth represents the difference between the fair market value of the underlying common shares as of June 29, 2001 ($0.75) and the exercise price of the option, multiplied by the number of shares underlying the option.

Employment Agreements

    In June 1999, we entered into an employment agreement with Thomas Hubbs, our former Executive Vice President and Chief Financial Officer. The agreement provided for an annual base salary of $260,000 and quarterly bonuses up to 30% of his then annual salary per year, beginning in fiscal year 2000, upon meeting corporate objectives established by the board of directors. The agreement also provides Mr. Hubbs with incentive stock options to purchase an aggregate of 100,000 common shares subject to time-based vesting over a four-year period. The agreement provides that Mr. Hubbs is an employee at will, which means that his employment may be terminated at any time at our sole discretion. The agreement also provides that if Mr. Hubbs' duties or position is changed in a detrimental manner towards him upon a sale of our assets or merger with or into another entity, we will owe him severance of one year salary and accelerate the vesting of some of his options. In August 2001, Mr. Hubbs retired as Executive Vice President and Chief Financial Officer. Mr. Hubbs continues as a part-time employee acting as Special Advisor to the Board with an annual base salary of $142,000.

    In September 1999, we entered into an employment agreement with Ian Sugarbroad, our President. The agreement provides for an annual base salary of $250,000 and quarterly bonuses up to $50,000 per year upon meeting revenue and expense targets. The agreement also provides Mr. Sugarbroad with incentive stock options to purchase an aggregate of 300,000 common shares subject to time-based vesting over a four-year period. In addition, Mr. Sugarbroad may earn up to 50,000 common shares for each of the next four years in quarterly bonuses. The agreement provides that Mr. Sugarbroad is an employee at will, which means that his employment may be terminated at any time at our sole discretion. If we terminate Mr. Sugarbroad's employment without cause, we must pay him up to 100% of his annual salary for one year or 50% if between 12 to 18 months of hire. The agreement also provides that if Mr. Sugarbroad's duties or position is changed in a detrimental manner towards him upon a sale of our assets or a merger with or into another entity, we will owe him severance of one year salary and accelerate the vesting of some of his options.

Employee Benefit Plans

2001 Supplemental Stock Option Plan

    The 2001 Supplemental Stock Option Plan was adopted by the Board of Directors in January 2001. The Plan provides for the grant of non-statutory stock options to employees and consultants, but not to directors and officers of the company. Unless terminated sooner, the Plan will terminate automatically in 2011. There are 4,000,000 shares reserved for issuance under the 2001 Stock Option Plan.

1999 Option Plan

    Our option plan was approved by our board in September 1999 and was approved by the shareholders at the January 2000 annual meeting. Our option plan provides for the grant of incentive options to employees and for the grant of nonstatutory options and share purchase rights to employees, directors and consultants. Unless terminated sooner, this option plan will terminate automatically in 2009. The 1999 option plan initially had 1,827,763 shares available for grant, which were the reserved and unissued shares under the 1994 stock plan. The amount reserved under the option plan automatically increases at the end of each fiscal year by the lesser of 2,000,000 shares or 4.0% of outstanding shares on such date or an amount determined by the board. As of June 30, 2001, 6.3 million shares are reserved for issuance under this stock option plan.

    Commencing with our 2001 annual meeting of shareholders, each of our non-employee directors will automatically be granted an option to purchase 10,000 shares each year following the date of our annual shareholder's meeting, if on such date he or she will have served on the board of directors for at least the previous 6 months. Each option will have a term of 10 years and the exercise price will be

100% of the fair market value per common share on the date of grant. Each option will vest as to one-twelfth of the shares each month following the date of grant, provided the optionee still serves as a director on those dates.

    The option plan provides that in the event that we merge with or into another corporation, sell substantially all of our assets or enter a similar transaction, the successor corporation will assume or substitute each option or right. If the outstanding options or rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or right as to all of the shares subject to the option or right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or right will terminate upon the expiration of the 15-day period.

1999 Employee Share Purchase Plan

    The share purchase plan was adopted by the Board in September 1999 and approved by the shareholders at the January 2000 annual shareholders meeting. The amount of common shares reserved under the employee share purchase plan will be increased automatically at the end of each fiscal year in the amount of the lesser of 200,000 shares, 0.5% of the outstanding shares on such date or an amount determined by the Board. During fiscal year 2001, 200,000 shares were added to the reserve pursuant to this plan.

1994 Stock Plan

    We adopted the 1994 Stock Plan in July 1994. This plan provides for the grant of incentive stock options to employees, including employee directors, and non-statutory stock options and stock purchase rights to employees, directors and consultants. We have reserved 10.73 million common shares for issuance under this plan.

    Incentive share options may be granted at not less than 100% of the fair market value per share, and non-statutory share options may be granted at not less than 85% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for options granted to a person owning greater than 10% of the total combined voting power of all classes of shares of the Company, for which the exercise price must not be less than 110% of the fair market value. Share option plan shares generally vest 25% after one year, with the remainder vesting monthly over the following three years. Additional options granted to existing employees after July 28, 1998 are generally vesting monthly over four years.

    We use the intrinsic value method to account for the 1994 Stock Plan. Accordingly compensation cost has been recognized for its stock options in the accompanying financial statements if, on the date of grant, the current market value of the underlying common shares exceeded the exercise price of the stock options at the date of grant.

    During fiscal 2001, 2000 and 1999, we granted options with a weighted-average exercise price of $5.12, $5.46 and $0.90 respectively, compared to the weighted-average fair value of approximately $2.91, $2.74 and $3.03 for the same respective periods.

    Options generally have 10-year terms. However, options granted to an optionee who, at the time the option is granted, owns shares representing more than 10% of the voting power of all classes of shares of the Company, generally have 5-year terms.

401(k) Plan

    We maintain a 401(k) defined contribution benefit plan that covers all U.S. employees who have attained the age of at least 20.5 years. This plan allows employees to defer up to 20% of their pretax salary in certain investments at the discretion of the employee. In addition, effective July 1, 1999, we amended the Plan to provide for a 100% vested Employer Matching Contribution equal to 10% of the amount a participant elects to defer as an elective contribution to the Plan up to a maximum of $1,000 during a plan year. We had matching contributions to the Plan of $115,000 and $48,000 for the years ended June 30, 2001 and 2000, respectively, however, no matching contributions were made during the year ended June 30, 1999.

Indemnification of Directors and Executive Officers and Limitation of Liability

    Our bylaws provide that we shall indemnify our directors, officers, employees and other agents but not for acts of fraud and dishonesty on the part of indemnified parties. In addition, our bylaws provide that our shareholders agree to waive any claims or right of actions the shareholders may have against any of our directors or executive officers on account of any action taken by the directors or executive officers in their capacity for us. This waiver does not apply to claims arising under the U.S. federal securities laws. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws expressly permit indemnification.

    We have entered into agreements indemnifying our directors and executive officers, in addition to the indemnification provided for in our by-laws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person's services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where

  •
  the claim is brought by the indemnified party;

  •
  the indemnified party has not acted in good faith;

  •
  the claim arises under section 16(b) of the Securities Exchange act; or

  •
  the indemnified party has engaged in acts, omissions or transactions for which the indemnified party is prohibited from receiving indemnification under the agreement or applicable law.

    We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the SEC that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

    At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to our executive officers during the fiscal year ended June 30, 2001. The Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

    Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of our Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our shareholders.

    The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

    Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

LONG-TERM INCENTIVE COMPENSATION

    We have utilized our share option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under this plan by the Board of Directors take the form of share options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our shareholders. Factors considered in making such awards include the individual's position with us, his or her performance and responsibilities, and internal comparability considerations.

    Each option grant allows the executive officer to acquire common shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common shares appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Prisicilla M. Lu has served as our chairman and chief executive officer since our inception in 1994, and she served as our president from 1994 to 1999. Her annual base salary was increased effective January 1, 2000 from $200,000 to $285,000, and a cash bonus target was established of $25,000 for each quarter and $100,000 for the calendar year, based on our achievement of revenue and profit objectives. During fiscal year 2001, Dr. Lu earned aggregate cash bonuses of $6,060, reflecting our performance during the period.

    The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Dr. Lu's salary and targeted cash bonus. Significant factors in establishing Dr. Lu's compensation were the amount of her current share ownership, changes in the compensation for similarly situated chief executives, achievement of revenue targets and customer contracts, our growth as we prepared for our initial public offering, and successful completion of the initial public offering.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by us to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under our 1994 and 1999 Option Plans to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, executive officers' compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to executive officers that may not be deductible.

Submitted by the Compensation Committee:

Andrew C. Wang
Nien Dak Sze
Denny R.S. Ko

AUDIT COMMITTEE REPORT

    The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, Thomas R. Gibian, William Gibson and Andrew C. Wang, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. Among its other functions, the Audit Committee recommends to the board of directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Audit Committee charter is attached in Appendix A.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61.

    The Company's independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining the firm's independence.

    Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Thomas R. Gibian
Andrew C. Wang
William E. Gibson

Fees Billed For Services Rendered By Principal Accountant

    For the fiscal year ended June 30, 2001, KPMG LLP, our previous years' independent auditor and principal accountant, billed the approximate fees set forth below:

Audit Fees		$462,000
Financial Information Systems Design and Implementation Fees	$	None
All Other Fees		$771,000

Compensation Committee Interlocks and Insider Participation

    None of the members of the compensation committee is currently, or has been at any time since our formation, one of our officers or employees. During the fiscal year ended June 30, 2001, no executive officer of our company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

SHARE PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total shareholder return on the Company's common stock between January 28, 2000 and June 30, 2001 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Nasdaq Telecommunications Index over the same period. This graph assumes the investment of $100.00 on January 28, 2000, in the Company's common shares, the Nasdaq Stock Market-U.S. Index and the H&Q Internet Index and assumes the reinvestment of dividends, if any.

    The comparisons shown in the graph below are based upon historical data. The Company cautions that the price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common shares.

    Comparison of Cumulative Total Return Among interWAVE Communications International, Ltd., the Nasdaq Stock Market-U.S. Index and the Nasdaq Telecommunications Index.

COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
AMONG INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

      *$100 INVESTED ON 1/28/00 IN STOCK OR INDEX-
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING JUNE 30.

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Since July 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described where required in Employment Contracts and Change in Control Arrangements and (ii) the transactions described below.

    Options to Purchase Common Shares.  In August 1999, we granted an option to purchase 500,000 common shares at an exercise price of $0.70 to Ian V. Sugarbroad, one of our executive officers. In September 1999, we granted an option to purchase 390,000 and 200,000 common shares to Roger Cheung and Frank Seto, respectively, two of our executive officers at an exercise price of $1.50 per share. Mr. Seto exercised his 200,000 share option in January 2000, subject to a repurchase option to us in the event his employment terminates prior to period vesting of his shares as contemplated by his stock option.

    We loaned Dr. Lu $132,000 in August 1999 so that she could exercise her expiring option holdings. The options were exercised for 400,000 of our common shares at an exercise price of $0.33 per share. In exchange for the loan, Dr. Lu entered into a promissory note with us in which she agreed to repay the loan on or before August 26, 2004. The note accrues interest at 7.05% and may be prepaid without penalty.

    Bonus to Executive Officer.  In January 2000, our Compensation Committee approved a bonus in the amount of $50,000 to Thomas W. Hubbs, one of our executive officers, which was paid in February 2000.

    Loan to Executive Officer.  In February 2001 our Board of Directors approved a loan of $800,000 to Frank Seto, our Vice President of Operations, secured by 200,000 shares of our common stock. The note bears interest at 6% and is due in February 2011. For each year in which the NASDAQ closing price of interWAVE common stock never exceeds $4 per share during an open trading window, ten percent (10%) of the original principal amount shall be forgiven, the entire accrued interest for that year shall be forgiven, and ten percent (10%) of the original collateral of common stock shall be transferred to interWAVE. Interest shall accrue on the remaining principal. The balance of the note shall be adjusted by January 15th of each year for any forgiveness of principal and interest during the preceding year. On the acquisition of interWAVE, if the consideration is less than $4 per share, this note must either be assumed by the buyer with the same terms of forgiveness continuing, or the note shall be forgiven in part, to the extent of the spread between the actual price per share paid for the acquisition and $4 per share.

    If interWAVE is declared bankrupt, or ceases to do business, the remaining balance of this note is forgiven. In the event that the Borrower's employment with interWAVE is terminated prior to vesting of the shares of the collateral which are subject to interWAVE's repurchase option, the unvested share portion shall be offset against the outstanding balance of the note at a price of $4 per share, and the vested share portion of the note shall continue post-termination. In the event that the Borrower's employment with interWAVE is terminated after the vesting of all of the shares of the collateral, the note shall remain in effect.

    The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's by-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Bermuda law, including in circumstances in which indemnification is otherwise discretionary under Bermuda law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company at its offices of its subsidiary interWAVE Communications, Inc., at 312 Constitution Drive, Menlo Park, California 94025, Attn: General Counsel, not later than July 1, 2002 and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

OTHER MATTERS

    The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

    The Company will mail without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001. Requests should be sent to interWAVE Communications Inc., 312 Constitution Drive, Menlo Park, CA 94025, Attn: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS,

Priscilla M. Lu, Ph.D. Chairman of the Board & Chief Executive Officer

Menlo Park, California
October 15, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
a Bermuda corporation
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES

    The purpose of the Audit Committee of the Board of Directors of Interwave Communications International Ltd., a Bermuda corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

1.
Will be an independent director;

2.
Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3.
At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

RESPONSIBILITIES

    The responsibilities of the Audit Committee shall include:

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

  2.
  Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

  3.
  Reviewing the independent auditors' proposed audit scope, approach and independence;

  4.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  5.
  Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  6.
  Recommending the appointment of independent auditors to the Board of Directors;

  7.
  Reviewing fee arrangements with the independent auditors;

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  8.
  Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  9.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  10.
  Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

  11.
  Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

  12.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14.
  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15.
  Reviewing related party transactions for potential conflicts of interest;

  16.
  Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

  17.
  Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

MEETINGS

    The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

    The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

MINUTES

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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interWAVE COMMUNICATIONS INTERNATIONAL, LTD.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 6, 2001
10:00 a.m. local time

The Commons
302 Constitution Drive
Menlo Park, CA 94025

interWAVE COMMUNICATIONS INTERNATIONAL, LTD. Clarendon House, 2 Church Street Hamilton, HMDX, Bermuda	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 6, 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Dr. Priscilla Lu and Thomas W. Hubbs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS MAY VOTE VIA WRITTEN PROXY AS IS DESCRIBED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of Class II directors to serve until the annual meeting in 2004:	01 02	Dr. Nien Dak Sze William E. Gibson	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	To approve director's compensation;	/ /	For	/ /	Against	/ /	Abstain
3.
	To amend the 1999 Employee Stock Purchase Plan to add an additional 500,000 shares of common stock to the shares reserved for issuance under the Plan and to increase the number of shares added annually to the Plan to one percent of the outstanding shares of the company;	/ /	For	/ /	Against	/ /	Abstain
4.	To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002; and	/ /	For	/ /	Against	/ /	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / / Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held December 6, 2001
IMPORTANT
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF DIRECTOR'S COMPENSATION
PROPOSAL NO. 3 APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
SHARE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
  APPENDIX A
PURPOSES
MEMBERSHIP
RESPONSIBILITIES
MEETINGS
MINUTES